CTC MEDIA REPORTS
THIRD QUARTER 2006 FINANCIAL RESULTS

- Consolidated Revenue Increases 47.8% to $70.9 Million -
- OIBDA Increases 100.1% to $19.0 Million -
- Net Income of $8.4 Million, $0.05 Earnings Per Share -

MOSCOW   —   October 31, 2006—CTC Media, Inc. (NASDAQ: CTCM), a leading television broadcaster in Russia, today reported financial results for the three- and nine-month periods ended September 30, 2006.

US$ 000’s, except per share data	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2006	Change	2005	2006	Change
Total operating revenues	$47,984	$70,919	47.8%	$147,148	$252,901	71.9%
Total operating expenses	(41,987)	(57,223)	36.3%	(104,726)	(156,928)	49.8%
OIBDA	9,506	19,022	100.1%	52,840	110,220	108.6%
Net income	$1,885	$8,443	347.9%	$24,393	$65,210	167.3%
Earnings per share	$0.01	$0.05	400.0%	$0.16	$0.43	168.8%

Financial Highlights

•	Strong quarterly and nine-month results across all key financial metrics

•	Consolidated revenue increased 48% to $70.9 million in the third quarter and 72% to $252.9 in the first nine months of 2006

•	OIBDA increased 100% to $19.0 million and 109% to $110.2 million in the three- and nine-month periods ended September 30, 2006

•	Net income increased 348% to $8.4 million in the third quarter and 167% to $65.2 million in the first nine months of 2006

•	$0.05 and $0.43 fully diluted earnings per share for the three- and nine-month periods ended September 30, 2006, an increase of 400% and 169%, respectively

Corporate Highlights

•	Combined audience share for the CTC and Domashny networks was 11.6% in the third quarter of 2006, in-line with the company’s expectations

•	Launched new television season which was generally well received by viewers

•	Successfully implemented advertising price increases in response to regulatory changes which took effect July 1, 2006

Alexander Rodnyansky, Chief Executive Officer, stated, ‘‘During the third quarter we continued to outperform the fast-growing Russian television market. Our results reflect our success in consistently

1	OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA is a non-GAAP financial measure. Please refer to Attachment A for a reconciliation of OIBDA to net income.

delivering our target demographics to advertisers and converting our audience shares into robust revenue growth. We continue to invest in our content, sales and marketing resources while prudently managing our costs. As a result we are improving our profitability and our financial position is strong. Looking ahead, we remain optimally positioned to execute our business plan and build value for our shareholders over the long term.’’

Results for the Three Months Ended September 30, 2006

The third quarter is a historically low period in the broadcasting industry as a result of seasonality trends in viewing. While our direct operating costs are relatively evenly distributed throughout the year, selling, general and administrative costs in the third quarter include a significant portion of advertising and promotional expenses related to the launch of the new fall television season. As a result of these industry wide trends, CTC’s revenues and profit margins are historically lowest in the third quarter.

CTC Media’s total operating revenue for the three months ended September 30, 2006, increased 47.8% to $70.9 million from $48.0 million for the three months ended September 30, 2005. The revenue growth primarily reflects the continued growth of the Russian television advertising market and CTC’s ability to deliver target audiences to advertisers.

The CTC Network’s audience share was 10.1% for the third quarter of 2006, in-line with the company’s expectations. Last year’s third quarter audience share of 10.4% was primarily driven by the extraordinary success of the ‘‘Born Not Pretty’’ series on CTC that was launched in September 2005 and ended in July 2006. CTC remains the fourth most watched broadcaster in Russia overall. Domashny’s audience share grew from 1.3% for the three months ended September 30, 2005, to 1.5% for the three months ended September 30, 2006. As a result, CTC Media’s combined audience share was 11.6% in the third quarter of 2006 as compared to 11.7% in the third quarter of 2005.

Consolidated total operating expenses in the third quarter of 2006 amounted to $57.2 million compared to $42.0 million in the third quarter of 2005. The increase in total operating expenses in absolute terms was primarily driven by an increase in programming amortization expense, which in turn was driven by increases in the cost of programming, and increases in selling, general and administrative costs that included $3.0 million of stock-based compensation expense. Total operating expenses as a percentage of revenues decreased from 87.5% reported in the third quarter of 2005 to 80.7% in the third quarter of 2006.

OIBDA increased 100.1% to $19.0 million for the third quarter of 2006 compared to $9.5 million in the third quarter of 2005. The OIBDA margin improved from 19.8% to 26.8% over the same period.

Operating income for the quarter was $13.7 million compared with $6.0 million for the three months ended September 30, 2005, an increase of 128.4%. Operating income as a percentage of total operating revenue grew from 12.5% in the third quarter of 2005 to 19.3% in the third quarter of 2006.

Net income for the quarter was $8.4 million compared to $1.9 million for the three months ended September 30, 2005. Fully diluted income per share was $0.05 for the three months ended September 30, 2006, compared to $0.01 for the three months ended September 30, 2005.

Results for the Nine Months Ended September 30, 2006

CTC Media’s total operating revenue for the nine months ended September 30, 2006, increased by 71.9% to $252.9 million from $147.1 million for the nine months ended September 30, 2005.

Consolidated total operating expenses for the first nine months of 2006 increased by 49.8% to $156.9 million compared to $104.7 million for the first nine months of 2005. Total operating expenses as a percentage of revenues decreased from 71.2% for the first nine months of 2005 to 62.1% for the first nine months of 2006.

OIBDA increased 108.6% to $110.2 million for the first nine months of 2006 compared to $52.8 million for the first nine months of 2005. OIBDA margin for the nine-month period increased from 35.9% in 2005 to 43.6% in 2006.

Operating income for the first nine months of 2006 was $96.0 million compared with $42.4 million for the first nine months of 2005, an increase of 126.2%. Operating income as a percentage of total operating revenue grew from 28.8% for the first nine months of 2005 to 37.9% for the first nine months of 2006.

Net income for the nine months ended September 30, 2006 was $65.2 million compared to $24.4 million for the nine months ended September 30, 2005. Fully diluted income per share was $0.43 for the nine months ended September 30, 2006, compared to $0.16 for the nine months ended September 30, 2005.

Guidance

For the full year ending December 31, 2006, the Company reconfirms its guidance for consolidated total operating revenue in the range of $360 to $385 million, with a consolidated OIBDA margin in the range of 46-47%.

Conference Call

The Company will also host a conference call to discuss its third quarter 2006 financial results today, Tuesday, October 31, at 9 a.m. ET, corresponding to 5 p.m. Moscow time. To access the conference call, please dial +1 973 582 2857 (International) or 8108 002 531 1012 (Russia) and reference pass code 7990688. A live webcast of the conference call will also be available on the investor relations portion of the Company's corporate web site, located at www.ctcmedia.ru. A replay of the conference call will be available through Tuesday, November 13, 2006, at midnight ET. The replay can be accessed by dialing +1 973 341 3080. The pass code for the replay is 7990688. The webcast will also be archived on the Company’s web site for two weeks.

About CTC Media, Inc.

Based in Moscow, CTC Media, Inc. was formed in 1989 to pursue commercial media and advertising opportunities in Russia. The Company owns and operates the CTC television network, which reaches approximately 100 million people through over 320 affiliate stations, including 17 owned-and-operated stations; and the Domashny television network, which reaches approximately 57 million people through over 190 affiliate stations, including six owned-and-operated stations. The Company is traded on The Nasdaq National Market under the symbol: CTCM. For more information on CTC Media, please visit: www.ctcmedia.ru.

# # #

Contacts:

CTC Media, Inc.
Dmitry Barsukov
Irina Osadchaya
+ 7 495 783 3650

Brainerd Communicators, Inc.
Jenna Focarino (media)
Michael Smargiassi or Todd St.Onge (investors)
+1 212 986 6667

Certain statements in this press release that are not based on historical information are ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which include, among other things, guidance on our projected total operating revenues and OIBDA margin for the year ending December 31, 2006 and our ability to execute on our growth strategy, reflect the Company's current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, risks related to recently adopted changes in Russian advertising laws; changes in the size of the Russian television advertising market; our ability to deliver audience share, particularly in primetime, to our advertisers; free-to-air television remaining a significant advertising forum in Russia; our reliance on a single television advertising sales house for substantially all of our revenues; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the ‘‘Risk Factors’’ section of CTC Media's final prospectus dated May 31, 2006 and filed with the SEC on June 1, 2006. Other unknown or unpredictable factors could have material adverse effects on CTC Media's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

(See attached financial statements)

Attachment A

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL INFORMATION

OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). The Company believes that this metric is an appropriate and useful measure for evaluating the core current operating performance of its business. This metric is used by management to further its understanding of the Company’s operating performance in the ordinary, ongoing and customary course of operations. The Company also believes that it provides investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

The most directly comparable GAAP measure to the non-GAAP measure of OIBDA is net income. Unlike net income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the Company’s most significant expenditure that enables it to generate revenues and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the Company’s ability to generate revenues. For this reason, the Company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of its intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

OIBDA also excludes other components of net income that the Company does not consider to be indicators of its core operating performance. Accordingly, it excludes from core operating performance certain items over which it does not have substantial managerial influence and that are not reflective of ordinary, ongoing and customary course activities. Such non-core items include foreign currency gains and losses, interest income and expense, gains on the sale of businesses, other non-operating gains and losses, equity in the income of investee companies that the Company does not control, income tax expense, and income attributable to minority interest shareholders.

Because OIBDA is not a GAAP measurement of financial performance, there are material limitations in its usefulness on a stand-alone basis, including the lack of comparability to the GAAP financial results of other companies. It should be considered in addition to, and not as a substitute for, net income. The items excluded from OIBDA are significant components in assessing our overall financial performance.

The following table presents a reconciliation of the Company's consolidated OIBDA to consolidated net income for the three- and nine-month periods to September 30, 2005 and 2006:

	Three months ended September 30,		Nine months ended September 30,
	2005	2006	2005	2006
	(in thousands and unaudited)
OIBDA	$9,506	$19,022	$52,840	$110,220
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(3,509)	(5,326)	(10,418)	(14,247)
Operating income	5,997	13,696	42,422	95,973
Foreign currency gains (losses)	65	254	(689)	1,575
Interest income	406	1,316	3,047	1,641
Interest expense	(1,963)	—	(6,627)	(1,773)
Gains on sale of businesses	—	—	—	782
Other non-operating income (losses), net	72	(32)	(75)	(111)
Equity in income of investee companies	119	274	399	1,161
Income before income tax and minority interest	4,696	15,508	38,477	99,248
Income tax expense	(2,345)	(6,304)	(12,735)	(31,264)
Income attributable to minority interest	(466)	(761)	(1,349)	(2,774)
Net income	$1,885	$8,443	$24,393	$65,210

In this press release, the Company provides guidance on the Company's consolidated OIBDA for the year ending December 31, 2006. The following table presents a reconciliation of the Company's projected OIBDA, based on the mid-point of the provided range, to projected operating income for the year ending December 31, 2006. To further reconcile operating income to net income, foreign currency gains (losses), interest income, interest expense, gains (losses) on the sale of businesses, other non-operating gains (losses), equity in income of investee companies, income tax expense and income attributable to minority interest would need to be added and/or subtracted, as appropriate, from operating income. The Company does not provide a quantitative reconciliation of projected consolidated OIBDA to projected consolidated net income because it believes that such a reconciliation is not available without unreasonable efforts.

Year Ending December 31, 2006 (Projected)
(in thousands)
OIBDA	$173,000
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(19,500)
Operating income	$153,500

Attachment B

SEGMENT FINANCIAL INFORMATION
(in thousands of US dollars and unaudited)

Three Months Ended September 30, 2005

	CTC Network	Domashny Network	CTC TV Station Group	Domashny TV Station Group	Eliminations and Other	Total
Operating revenue	$33,329	$2,369	$10,732	$1,638	($84)	$47,984
Direct operating expenses	(1,097)	(591)	(945)	(633)	159	(3,107)
Selling, general and administrative expenses	(3,345)	(1,007)	(3,789)	(808)	(1,359)	(10,308)
Amortization of programming rights	(21,629)	(2,452)	(668)	(79)	13	(24,815)
Amortization of sublicensing rights	(248)	—	—	—	—	(248)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(220)	(115)	(1,106)	(1,538)	(530)	(3,509)
Operating income	$6,790	($1,796)	$4,224	($1,420)	($1,801)	$5,997

Three Months Ended September 30, 2006

	CTC Network	Domashny Network	CTC TV Station Group	Domashny TV Station Group	Eliminations and Other	Total
Operating revenue	$49,714	$4,197	$14,850	$2,619	($461)	$70,919
Direct operating expenses	(1,269)	(725)	(1,265)	(890)	257	(3,892)
Selling, general and administrative expenses	(3,412)	(1,396)	(5,216)	(1,143)	(5,725)	(16,892)
Amortization of programming rights	(25,558)	(4,021)	(565)	(8)	36	(30,116)
Amortization of sublicensing rights	(997)	—	—	—	—	(997)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(273)	(138)	(1,318)	(3,080)	(517)	(5,326)
Operating income	$18,205	($2,083)	$6,486	($2,502)	($6,410)	$13,696

(Continued on the next page)

SEGMENT FINANCIAL INFORMATION (Continued)
(in thousands of US dollars and unaudited)

Nine Months Ended September 30, 2005

	CTC Network	Domashny Network	CTC TV Station Group	Domashny TV Station Group	Eliminations and Other	Total
Operating revenue	$105,951	$5,650	$30,634	$5,015	($102)	$147,148
Direct operating expenses	(3,251)	(1,544)	(2,899)	(1,973)	313	(9,354)
Selling, general and administrative expenses	(8,860)	(3,317)	(9,453)	(3,100)	(4,924)	(29,654)
Amortization of programming rights	(46,542)	(6,060)	(1,951)	(401)	(98)	(55,052)
Amortization of sublicensing rights	(248)	—	—	—	—	(248)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(892)	(255)	(2,888)	(4,806)	(1,577)	(10,418)
Operating income	$46,158	($5,526)	$13,443	($5,265)	($6,388)	$42,422

Nine Months Ended September 30, 2006

	CTC Network	Domashny Network	CTC TV Station Group	Domashny TV Station Group	Eliminations and Other	Total
Operating revenue	$187,451	$13,490	$45,254	$7,392	($686)	$252,901
Direct operating expenses	(3,745)	(2,122)	(3,539)	(2,460)	316	(11,550)
Selling, general and administrative expenses	(9,493)	(4,163)	(10,954)	(4,290)	(12,059)	(40,959)
Amortization of programming rights	(73,180)	(11,963)	(2,053)	(31)	101	(87,126)
Amortization of sublicensing rights	(3,046)	—	—	—	—	(3,046)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(816)	(404)	(3,605)	(7,881)	(1,541)	(14,247)
Operating income	$97,171	($5,162)	$25,103	($7,270)	($13,869)	$95,973

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands of US dollars, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2005	2006	2005	2006
REVENUES:
Advertising	$46,888	$69,438	$145,196	$245,901
Sublicensing and other revenue	1,096	1,481	1,952	7,000
Total operating revenues	$47,984	$70,919	$147,148	$252,901
EXPENSES:
Direct operating expenses (exclusive of amortization of programming rights and sublicensing rights, shown below, and exclusive of depreciation and amortization of $3,199 and $4,807 for three months and $9,854 and $12,375 for the nine months ended September 30, 2005 and 2006, respectively)	(3,107)	(3,892)	(9,354)	(11,550)
Selling, general and administrative (exclusive of depreciation and amortization of $310 and $518 for three months and $1,564 and $1,872 for the nine months ended September 30, 2005 and 2006, inclusive of stock based compensation of $132 and $3,016 for three months and $502 and $4,119 for the nine months ended September 30, 2005 and 2006, respectively)	(10,308)	(16,892)	(29,654)	(40,959)
Amortization of programming rights	(24,815)	(30,116)	(55,052)	(87,126)
Amortization of sub-licensing rights	(248)	(997)	(248)	(3,046)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(3,509)	(5,326)	(10,418)	(14,247)
Total operating expenses	(41,987)	(57,223)	(104,726)	(156,928)
OPERATING INCOME	5,997	13,696	42,422	95,973
FOREIGN CURRENCY GAINS (LOSSES)	65	254	(689)	1,575
INTEREST INCOME	406	1,316	3,047	1,641
INTEREST EXPENSE	(1,963)	—	(6,627)	(1,773)
GAINS ON SALE OF BUSINESSES	—	—	—	782
OTHER NON-OPERATING INCOME (LOSSES), net	72	(32)	(75)	(111)
EQUITY IN INCOME OF INVESTEE COMPANIES	119	274	399	1,161
Income before income tax and minority interest	4,696	15,508	38,477	99,248
INCOME TAX EXPENSE	(2,345)	(6,304)	(12,735)	(31,264)
INCOME ATTRIBUTABLE TO MINORITY INTEREST	(466)	(761)	(1,349)	(2,774)
NET INCOME	$1,885	$8,443	$24,393	$65,210
Net income attributable to preferred stockholders	$(877)	$—	$(10,967)	$(17,116)
Net income attributable to common stockholders	$1,008	$8,443	$13,426	$48,094
Net income per share attributable to common stockholders — basic	$0.01	$0.06	$0.16	$0.45
Net income per share attributable to common stockholders — diluted	$0.01	$0.05	$0.16	$0.43
Weighted average common shares outstanding — basic	76,332,592	151,505,672	81,534,288	106,549,359
Weighted average common shares outstanding — diluted	151,208,427	157,604,899	156,226,972	151,388,942

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of US dollars)

	Nine months ended September 30,
	2005	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,393	$65,210
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	(2,389)	(6,544)
Depreciation and amortization	10,418	14,247
Amortization of programming rights	55,052	87,126
Amortization of sublicensing rights	248	3,046
Stock based compensation expense	502	4,119
Gain on disposal of property and equipment	—	(327)
Write-down of property and investments	118	—
Gains on sale of businesses	—	(782)
Equity in income of unconsolidated investees	(399)	(1,161)
Income attributable to minority interest	1,349	2,774
Foreign currency losses (gains)	689	(1,575)
Changes in operating assets and liabilities:
Trade accounts receivable	(2,823)	(279)
Prepayments	(9,040)	714
Other assets	(1,722)	(2,244)
Accounts payable and accrued liabilities	(5,590)	824
Interest accrual	205	(164)
Deferred revenue	11,374	5,524
Other liabilities	(1,242)	(249)
Dividends received from equity investees	362	123
Acquisition of programming and sublicensing rights	(69,485)	(93,062)
Net cash provided by operating activities	12,020	77,320
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(4,352)	(2,856)
Acquisitions of businesses, net of cash acquired	(100)	(19,924)
Proceeds from sale of businesses, net of cash disposed	—	882
Proceeds from sale of property and equipment	151	683
Other investing activities	(232)	(97)
Net cash used in investing activities	(4,533)	(21,312)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of common stock	—	105,041
Common stock issuance costs	—	(395)
Proceeds from exercise of stock options	158	5,856
Repurchase of stock	(53,955)	—
Proceeds from loans	65,000	19,000
Repayments of loans	(61,412)	(60,384)
Decrease (increase) in restricted cash	35,904	(3)
Dividends paid to minority interest	(1,120)	(2,317)
Net cash provided by (used in) financing activities	(15,425)	66,798
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(727)	1,365
Net increase (decrease) in cash and cash equivalents	(8,665)	124,171
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29,677	15,300
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$21,012	$139,471

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of US dollars, except share and per share data)

	December 31, 2005	September 30, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,300	$139,471
Trade accounts receivable, net of allowance for doubtful accounts (December 31, 2005 — $287; September 30, 2006-$502)	6,016	8,129
Taxes reclaimable	3,109	7,047
Prepayments	25,886	41,625
Programming rights, net	38,100	44,337
Deferred tax asset	1,310	4,671
Other current assets	790	1,457
TOTAL CURRENT ASSETS	90,511	246,737
RESTRICTED CASH	105	112
PROPERTY AND EQUIPMENT, net	19,405	23,187
INTANGIBLE ASSETS, net:
Network affiliation agreements	5,333	3,834
Trade names	5,834	5,885
Broadcasting licenses	28,896	44,434
Cable network connections	805	539
Other intangible assets	226	360
Net intangible assets	41,094	55,052
GOODWILL	68,273	71,204
PROGRAMMING RIGHTS, net	28,368	20,872
SUBLICENSING RIGHTS, net	1,836	9,658
INVESTMENTS IN AND ADVANCES TO INVESTEES	8,509	9,024
PREPAYMENTS	10,093	6,700
DEFERRED TAX ASSET	5,322	7,560
OTHER NON-CURRENT ASSETS	181	233
TOTAL ASSETS	$273,697	$450,339

(Continued on the next page)

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
(in thousands of US dollars, except share and per share data)

	December 31, 2005	September 30, 2006
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$16,349	$26,201
Accrued liabilities	6,300	8,789
Taxes payable	8,765	9,098
Short-term loans and interest accrued	4,068	4
Deferred revenue	8,171	14,542
Deferred tax liability	1,147	2,331
Other current liabilities	19	35
TOTAL CURRENT LIABILITIES	44,819	61,000
LONG TERM LOANS	37,188	203
DEFERRED TAX LIABILITY	10,677	14,477
MINORITY INTEREST	1,915	2,519
COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ EQUITY:
Convertible preferred stock; $0.01 par value; shares authorized 90,000; shares issued and outstanding (December 31, 2005 — 82,951; September 30, 2006-0)	1	—
Common stock; $0.01 par value; shares authorized 175,772,173; shares issued and outstanding December 31, 2005 — 72,824,800; September 30, 2006 — 151,505,672)	728	1,515
Additional paid-in capital	210,740	324,361
(Accumulated deficit)/ Retained earnings	(32,371)	32,839
Accumulated other comprehensive income	—	13,425
TOTAL STOCKHOLDERS' EQUITY	179,098	372,140
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$273,697	$450,339